Websense, Inc.

Q2 2006 Earnings Release (Page 1)

INVESTOR CONTACT:	MEDIA CONTACT:
Kate Patterson	Cas Purdy
Websense, Inc.	Websense, Inc.
(858) 320-8072	(858) 320-9493
kpatterson@websense.com	cpurdy@websense.com

N E W S   R E L E A S E

Websense Confirms Second Quarter Results

Record revenue increases 23 percent from year-ago quarter; share repurchase authorization increased

SAN DIEGO, July 25, 2006—Websense, Inc. (NASDAQ: WBSN), a global leader in web security and web filtering productivity software, today announced its financial results for the second quarter ended June 30, 2006.

Revenue in the second quarter was a record $44.1 million, an increase of 23 percent from the second quarter of 2005. Net income calculated using generally accepted accounting principles (GAAP) was $8.4 million, or 17 cents per diluted share. Second quarter non-GAAP net income, which excludes stock-based compensation expense and the related tax effects, was $12.1 million or 25 cents per diluted share, an increase of 35 percent from the second quarter of 2005.

                Billings for the second quarter were $49.8 million, an increase of 8 percent from the second quarter of 2005. Billings represent the full amount of subscription contracts billed to customers during the quarter. The difference between billings booked and revenue recognized in the second quarter resulted in an increase in deferred revenue of $5.6 million from the end of March, bringing total deferred revenue to $182.2 million at the end of June.

                “Our second quarter results reflected our continued transition to a pure channel distribution model,” said Gene Hodges, Websense chief executive officer. “While we achieved our revenue and earnings guidance, our billings performance was below expectations. We are investing in our business by expanding our distribution and developing our channel through marketing and technical training.  Our financial strength allows us to make these investments while repurchasing a substantial number of our own shares.”

                In a separate press release issued today, Websense announced Board authorization to repurchase an additional four million shares of common stock, beyond the eight million share program that is currently underway.  This brings the total repurchase authorization to 12 million shares.  To date, Websense has repurchased approximately 5.2 million shares of stock for a total investment of $112.1

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Q2 2006 Earnings Release (Page 2)

million, leaving approximately 6.8 million remaining in the authorization after giving effect to today’s Board authorization.

Second Quarter Operating Model

For the second quarter of 2006, GAAP operating income was $10.8 million, or approximately 24 percent of revenue. Cost of revenue, which includes on-going investments in maintaining the company’s URL, application and protocol databases and technical support, was eight percent of revenue, resulting in gross margin of approximately 92 percent of revenue.

Non-GAAP operating income, which excludes approximately $5.0 million in stock-based compensation expense, was a record $15.7 million or approximately 36 percent of revenue.

The company ended the second quarter of 2006 with $338.4 million in cash and investments, a decrease of $10.0 million from the end of the first quarter, and zero debt. During the quarter, the company generated approximately $9.4 million in net operating cash flow and used approximately $24.2 million to repurchase one million shares of the company’s common stock at an average price of $24.17.  Operating cash flow during the quarter was impacted by the timing and amount of tax payments, lower than expected billings and to a lesser extent the timing of accounts receivable collections.

Recent Business and Product Development Highlights

In addition to record revenue results, business and product development highlights from the second quarter included:

•                  Strengthening of the management team with the addition of David Roberts, Vice President, Sales, North America, Ramon Peypoch, Vice President, Business Development and Jim Haskin, Chief Information Officer.  Additionally, John McCormack, formerly vice president of client security at Symantec, joined Websense as Senior Vice President, Product Development shortly after the end of the quarter.

•                  Establishment of the Websense® Wireless Division to pursue opportunities in handheld content filtering and security with carriers, equipment manufacturers and wireless network operators.

•                  General availability of Websense Web Security Suite™ and Lockdown Edition™ Version 6.2, including malicious traffic management, comprehensive Microsoft XP desktop firewall integration and management of non-Port 80 HTTP traffic.

•                  Integration of Websense Web Security Suite with Tri-Geo’s comprehensive security information management solution and with ADTRAN’s family of NetVanta routers within the framework of the Websense Web Security Ecosystem™.

•                  Publication of more than 3,000 Real Time Security Updates™ by Websense Web Security Labs™, protecting customers from tens of thousands of newly discovered malicious websites and applications.

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•                  Licensing of the Inktomi Traffic Server™ proxy and caching technology, which will be offered to customers as a layered software solution with Websense Web Security Suites and will become part of our future security solutions.

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Q2 2006 Earnings Release (Page 4)

Additional Business Metrics

	Q2’06	Q1’06	Q2’05

Seats under subscription	24.1 million	24.1 million	21.7 million
New business as a % of total (approximate)	35%	35%	35%
Billings of security-related products	44%	36%	21%
International revenue %	36%	35%	32%
Average annual contract value	$8,700	$7,700	$8,000
Attach rate for add-on products	63%	62%	55%
Average contract duration (months)	22.4	22.2	22.2
Renewal rate (no. of customers)	75-80%	75-80%	75-80%

Third Quarter 2006 Outlook

Websense provides guidance on its anticipated financial performance for the coming quarter based on its assessment of the current business environment and historical seasonal trends in its business. In providing quarterly guidance, the company emphasizes that its forward-looking statements are based on current expectations and disclaims any obligation to update the statements as conditions change. For the third quarter of 2006:

•                  Billings are expected to be in the range of $47 to $51 million.

•                  Subscription revenue is expected to be in the range of $45 to $46 million.

•                  Stock-based compensation expense, reported in compliance with FAS 123R, is expected to total approximately $5 million.

•                  Both GAAP and non-GAAP gross margin, which excludes stock-based compensation expense, are expected to be approximately 92 percent of revenue.

•                  GAAP operating margin is expected to be 20 to 21 percent of revenue. Non-GAAP operating margin, which excludes stock-based compensation expense, is expected to be 31 to 32 percent of revenue.

•                  The GAAP effective tax rate is expected to be approximately 38 percent.  The non-GAAP effective tax rate, based on a pre-tax income calculation that excludes stock-based compensation expense, is expected to be approximately 35 percent.

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Q2 2006 Earnings Release (Page 5)

•                  Fully diluted shares outstanding are expected to be between 46 and 47 million shares, depending upon the amount and timing of shares repurchased.

•                  Based on the above revenue and expense structure and expected fully diluted shares outstanding, GAAP earnings are expected to be approximately 15 to 16 cents per diluted share. Non-GAAP earnings per diluted share, excluding stock-based compensation expense and related tax effects, are expected to be approximately 23 to 24 cents.

Conference Call

Websense is hosting a conference call and simultaneous webcast today at 4:30 p.m. EDT (1:30 pm PDT), to discuss these results. To participate in the call, investors should dial (800) 479-9001 (domestic) or (719) 457-2618 (international) 10 minutes prior to the scheduled start of the call. The webcast may be accessed via the internet at www.websense.com/investors. An audio archive of the webcast will be available on the company’s website through September 30, 2006, and a taped replay of the call will be available for one week at (888) 203-1112 or (719) 457-0820, passcode 5129468.

Non-GAAP Financial Measures

This press release provides financial measures for net income and earnings per diluted share that exclude stock-based compensation expense and the related tax effects, are therefore are not calculated in accordance with generally accepted accounting principles (GAAP). Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate the company’s operating results and to compare current operating results with historical operating results prior to the adoption of FAS 123R. A reconciliation of the GAAP and non-GAAP income statements for the second quarter is provided at the end of this press release.

This press release also includes financial measures for billings that are not numerical measures that can be calculated in accordance with generally accepted accounting principles (GAAP). Websense provides this measurement in press releases reporting financial performance because this measurement provides a consistent basis for understanding the company’s sales activities in the current period. The company believes the billings measurement is useful to investors because the GAAP measurements of revenue and deferred revenue in the current period include subscription contracts commenced in prior periods. A reconciliation of billings and deferred revenue for the second quarter of 2006 is set forth at the end of this press release.

About Websense, Inc.

Websense, Inc. (NASDAQ: WBSN), a global leader in web security and web filtering software, is trusted to protect 24 million employees worldwide. Websense proactively discovers and immediately protects

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Q2 2006 Earnings Release (Page 6)

customers against web-based threats such as spyware, phishing attacks, viruses and crimeware with maximum protection and minimal effort. With diverse partnerships and integrations, Websense enhances our customers’ network and security environments. For more information, visit www.websense.com.

© Websense, Inc. All rights reserved. Websense and Websense Enterprise are registered trademarks of Websense, Inc. in the United States and certain international markets. Websense has numerous other unregistered trademarks in the United States and internationally. All other trademarks are the property of their respective owners.

#  #  #

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Websense’s results to differ materially from historical results or those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words.  These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; statements regarding planned investments in our channel strategy and the expected benefits of the investment; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing.  The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with changing distribution models and the potential for short term disruptive effects on new customer sales; customer acceptance of the company’s services, products and fee structures; the success of Websense’s brand development efforts; the volatile and competitive nature of the Internet industry; changes in domestic and international market conditions and the entry into and development of international markets for the company’s products; risks relating to intellectual property ownership; and the other risks and uncertainties described in Websense’s public filings with the Securities and Exchange Commission, available at (<http://www.sec.gov>).  Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

Tables to follow

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Q2 2006 Earnings Release (Page 7)

Websense, Inc.

Consolidated Income Statements

(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005

Revenue	$44,149	$36,026	$86,583	$70,208

Cost of revenue	3,704	2,501	7,082	5,001

Gross margin	40,445	33,525	79,501	65,207

Operating expenses:
Selling and marketing	18,922	13,872	36,936	26,200
Research and development	5,535	4,007	10,978	8,031
General and administrative	5,225	2,938	10,433	5,809
Total operating expenses	29,682	20,817	58,347	40,040
Income from operations	10,763	12,708	21,154	25,167
Other income, net	2,821	1,201	5,456	2,155
Income before income taxes	13,584	13,909	26,610	27,322
Provision for income taxes	5,216	4,975	10,043	9,776
Net income	$8,368	$8,934	$16,567	$17,546

Basic net income per share	$0.18	$0.19	$0.35	$0.37
Diluted net income per share	$0.17	$0.18	$0.34	$0.35

Basic common shares	47,586	47,670	47,766	47,508
Diluted common shares	48,368	49,498	48,710	49,480

Financial Data:
Total deferred revenue	$182,153	$143,548	$182,153	$143,548

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Q2 2006 Earnings Release (Page 8)

Websense, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

	June 30,	December 31,
	2006	2005

Assets
Current assets:
Cash and cash equivalents	$20,577	$61,629
Marketable securities	317,785	258,760
Accounts receivable, net	36,854	50,570
Prepaid income taxes	744	1,962
Current portion of deferred income taxes	15,983	15,772
Other current assets	4,634	3,467
Total current assets	396,577	392,160

Property and equipment, net	5,618	4,923
Deferred income taxes, less current portion	8,213	6,043
Deposits and other assets	563	549

Total assets	$410,971	$403,675

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,553	$2,073
Accrued payroll and related benefits	7,536	8,476
Other accrued expenses	5,364	5,085
Income taxes payable	4,018	2,305
Current portion of deferred revenue	122,417	119,118
Total current liabilities	140,888	137,057

Deferred revenue, less current portion	59,736	60,807

Stockholders’ equity:
Common stock	505	500
Additional paid-in capital	218,542	197,826
Treasury stock	(81,410)	(48,340)
Retained earnings	73,016	56,449
Accumulated other comprehensive loss	(306)	(624)
Total stockholders’ equity	210,347	205,811

Total liabilities and stockholders’ equity	$410,971	$403,675

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Q2 2006 Earnings Release (Page 9)

Websense, Inc.

Reconciliation of Billings to Deferred Revenue

(Unaudited and in thousands)

Deferred revenue balance March 31, 2006	$176,525
Billings second quarter 2006	49,777
Revenue recognized second quarter 2006	(44,149)
Deferred revenue June 30, 2006	$182,153

	Three Months Ended June 30, 2006			Six Months Ended June 30, 2006

	SFAS 123R	SFAS 123R
	GAAP	Adjustment	Non-GAAP	GAAP	Adjustment	Non-GAAP

Revenue	$44,149	$—	$44,149	$86,583	$—	$86,583

Cost of revenue	3,704	368	3,336	7,082	694	6,388

Gross margin	40,445	368	40,813	79,501	694	80,195

Operating expenses:
Selling and marketing	18,922	2,054	16,868	36,936	4,005	32,931
Research and development	5,535	890	4,645	10,978	1,731	9,247
General and administrative	5,225	1,658	3,567	10,433	3,280	7,153
Total operating expenses	29,682	4,602	25,080	58,347	9,016	49,331
Income from operations	10,763	4,970	15,733	21,154	9,710	30,864
Other income, net	2,821	—	2,821	5,456	—	5,456
Income before income taxes	13,584	4,970	18,554	26,610	9,710	36,320
Provision for income taxes	5,216	1,286	6,502	10,043	2,446	12,489
Net income	$8,368	$3,684	$12,052	$16,567	$7,264	$23,831

Diluted net income per share	$0.17	$0.08	$0.25	$0.34	$0.15	$0.49

Diluted common shares	48,368	48,368	48,368	48,710	48,710	48,710